                                                                   Exhibit 10.60




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                              AMENDED AND RESTATED
                          GENERAL PARTNERSHIP AGREEMENT

                                       OF

                            CHILDREN'S HOME SERVICES

                            DATED AND EXECUTED AS OF
                                NOVEMBER 10, 1998


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                              AMENDED AND RESTATED
                          GENERAL PARTNERSHIP AGREEMENT

                                       OF

                            CHILDREN'S HOME SERVICES

                              AMENDED AND RESTATED
                          GENERAL PARTNERSHIP AGREEMENT

                                       OF

                            CHILDREN'S HOME SERVICES

         THIS AMENDED AND RESTATED GENERAL PARTNERSHIP AGREEMENT of CHILDREN'S HOME SERVICES (the "AGREEMENT" or "PARTNERSHIP AGREEMENT") is made and entered into effective as of NOVEMBER 10, 1998, by and between CHILDREN'S HOME CARE, a California nonprofit public benefit corporation ("CHC"), and NOVA FACTOR, INC., a Tennessee corporation ("NOVA"), as Partners of this Partnership (as those terms are defined herein).

                              STATEMENTS OF FACT:

         A. Children's Home Services was formed as a general partnership pursuant to the Act (as defined below) by CHC and Thomas J. McNulty, PharmD., an individual, as the "Initial Partner" by their execution of the General Partnership Agreement of CHC dated and adopted as of October 1, 1998 (the "ORIGINAL PARTNERSHIP AGREEMENT").

         B. CHC and NOVA, as Partners of the Partnership, desire to amend and restate the Original Partnership Agreement in its entirety, and to enter into and adopt this Amended and Restated General Partnership Agreement of Children's Home Services effective as of the date hereof.

         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL TERMS, CONDITIONS, COVENANTS AND AGREEMENTS SET FORTH HEREIN, AND WITH THE INTENTION OF BEING LEGALLY BOUND HEREBY, THE PARTIES DO HEREBY AGREE AS FOLLOWS:

                                   ARTICLE 1
                       FORMATION AND INTRODUCTORY MATTERS

         1.1 FORMATION. A general partnership was formed on October 1, 1998, between CHC and Thomas J. McNulty, PharmD., an individual, as the "Initial Partner," pursuant to the Uniform Partnership Act of California of 1994, Section 1600, ET SEQ., of the California Corporations Code (the "ACT"). This Amended and Restated General Partnership Agreement is hereby adopted as of November 10, 1998, as the General Partnership Agreement of the Partnership and shall control the organization and business affairs of the Partnership and the relationship, rights and obligations of its Partners.

         1.2 NAME. The name of the Partnership shall be "CHILDREN'S HOME SERVICES," or such other trade name or similar name as the Management Committee shall from time to time determine to be in compliance with the Act and applicable law.

         1.3. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be located at 65 NORTH RAYMOND AVENUE, SUITE 305, PASADENA, CALIFORNIA 91103, or at such other place or places as shall be determined by the Partners within the County of Los Angeles, California.

         1.4. BUSINESS AND PURPOSE. The general business and purpose of the Partnership shall be to distribute pharmaceutical drugs, products and supplies and to provide related services with a particular emphasis on the pediatric population within a service area encompassed by a 100-mile radius of the City and County of Los Angeles, California, and within the city limits of the City Los Angeles, California (the "SERVICE AREA") to meet the growth hormone needs of patients of health care providers within the Service Area (the "BUSINESS"). The Partnership may conduct any other lawful activity which the Partnership deems is necessary, incidental to or desirable in connection with the Business of the Partnership and in maximizing the economic benefit of the Partnership, including, without limitation, engaging in any and all lawful business activities related or incidental thereto which are not otherwise specifically prohibited by this Agreement. In accomplishing its purposes and carrying on its Business, the Partnership may employ such personnel and obtain such other services and advice that the Partnership may deem advisable.

         1.5. TERM; TERMINATION. The term of the Partnership shall commence on OCTOBER 1, 1998, and shall continue thereafter until the occurrence of any of the events set forth in Article 11 hereof, at which time the Partnership shall be terminated and dissolved in accordance with said Article 11.

         1.6      STATUTORY FILINGS.

                  1.6.1 FICTITIOUS BUSINESS NAME STATEMENT. Promptly after the commencement of the term of the Partnership, and upon any subsequent change in its Partners, CHC shall sign and cause to be filed and published in Los Angeles County, California, a Fictitious Business Name Statement pursuant to the provisions of Section 17000, ET SEQ., of the California Business and Professions Code, registering the Partnership to conduct the Business under the fictitious business name of "CHILDRENS HOME SERVICES" in said county, or under any other trade names or such other similar names as the Management Committee shall determine.

                  1.6.2 STATEMENT OF PARTNERSHIP AUTHORITY. Pursuant to Section 16303 of the Act, promptly after commencement of the term of the Partnership, the Partners shall each sign and cause a Form GP-1, Statement of Partnership Authority, to be filed in the office of the Secretary of State of California and, if the Partners deem it necessary or appropriate, to cause the same to be recorded in the Official Records of Los Angeles County, California, pursuant to
Section 16303 of the Act (the "STATEMENT OF AUTHORITY").

                  1.6.3 NECESSARY ACTS. The Partners shall execute, deliver, record, file and publish, as appropriate, such other documents and instruments as may be necessary or appropriate under the laws of any jurisdiction in which the Partnership conducts its Business.

                  1.7 NO INDIVIDUAL AUTHORITY. Except as expressly set forth herein, no Partner, acting alone or acting with any other non-Partner, shall have the authority to act for, or to undertake or assume, any obligation, debt, duty or responsibility on behalf of the Partnership.

                  1.8 TITLE TO PARTNERSHIP PROPERTY IN THE NAME OF THE PARTNERSHIP. All Partnership Property owned, leased, consigned to or purchased by the Partnership shall be held and owned, and conveyance made, in the name of the Partnership. Partners have no ownership rights in specific Partnership Property and may not transfer any interest in Partnership Property, either voluntarily or involuntarily.

         1.9 RECORD KEEPING DUTIES. Proper books and records shall be kept regarding all Partnership transactions. The Management Committee may keep, or cause to be kept, at the Partnership's principal office or such other place as the Management Committee may direct, a record of all meetings, proceedings and actions of the Management Committee and of committees appointed by the Management Committee (if any). Such records may include the time and place that the meeting was held or the action was taken, whether the meeting was regular or special, and, if special, how authorized, the notice given, the names of those present at committee meetings (if any), the Percentage Interests of the Partners represented at any meetings of the Partners and the proceedings thereof.

                                   ARTICLE 2
                                  DEFINITIONS

         Except as separately defined elsewhere in this Agreement, following are the terms and their meanings as used in this Agreement:

         2.1 "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  2.1.1 Increase such Capital Account by any amounts which such Partner is obligated to contribute to the Partnership (pursuant to the terms of this Agreement or otherwise) or is deemed to be obligated to contribute to the Partnership pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                  2.1.2 Reduce such Capital Account by the amount of the items described in Regulations Sections 1.704-1(b) (2) (ii) (d) (4), (5) and (6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         2.2 "AFFILIATE" means any Person (defined below) which is controlling, controlled by or under common control with a Partner, either directly or indirectly, through one or more intermediaries. The term "CONTROL" (and any derivation thereof) means, with respect to a corporation, the right to exercise, directly or indirectly, more than FIFTY PERCENT (50%) of the voting rights attributable to the controlled corporation and, with respect to any other Person (other than a corporation), the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity. For purposes of this Agreement, Children's Hospital Los Angeles and University Children's Medical Group Inc., a tax-exempt California professional corporation, shall each be deemed an affiliate of CHC.

         2.3 "AGREEMENT" OR "PARTNERSHIP AGREEMENT" means this Amended and Restated General Partnership Agreement of the Partnership dated and adopted as of November 10, 1998, as originally executed and as may be amended or restated from time to time hereafter. Words such as "herein," "hereinafter," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole unless the context otherwise requires.

         2.4 "BOOK DEPRECIATION" means for each Fiscal Year or other period, an amount equal to the Depreciation, except that if the Gross Asset Value of any asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, "book depreciation" with respect to such asset shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Depreciation with respect to such asset for such year or other period bears to such beginning adjusted tax basis. However, if the federal income tax Depreciation with respect to such asset for such year is "zero," book depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Partnership.

         2.5 "BUSINESS" OR "BUSINESS OF THE PARTNERSHIP" means the business of the Partnership as defined in Section 1.4 hereof.

         2.6 "CAPITAL ACCOUNT" means an account maintained by the Partnership for each Partner, which shall be determined in accordance with Section 3.6 hereof.

         2.7 "CAPITAL CONTRIBUTION" means the total contribution, in cash or property, which a Partner has made or is obligated to make to the Partnership, as set forth in Section 3.2 below, or as may be supplemented and identified on EXHIBIT A attached hereto and made a part of this Agreement, which exhibit may be amended or modified from time to time. All contributions of property shall be valued at their initial Gross Asset Value.

         2.8 "CODE" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of any succeeding law.

         2.9 "COMMITTEE MEMBER(S)"means one of four (4) Persons appointed by the Partners to serve on the Management Committee (as defined below) pursuant to
Section 6.1 of this Agreement.

         2.10 "DEPRECIATION" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery reduction allowable with respect to an asset for such Fiscal Year or other period.

         2.11 "DISTRIBUTABLE CASH" means the portion of the cash in hand or in bank accounts of the Partnership as the Management Committee deems, in its sole discretion, is available for distribution to the Partners after reasonable provision has been made for the current liabilities of the Partnership and a reasonable allowance for Reserves.

         2.12 "FISCAL YEAR" means the fiscal year of the Partnership for all tax and accounting purposes, which shall be the year commencing on JULY 1 and ending on JUNE 30 of each year.

         2.13 "GROSS ASSET VALUE" means, with respect to any asset of the Partnership, the asset's adjusted basis for federal income tax purposes, except as follows:

                  2.13.1 The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as mutually agreed between the Partnership and the contributing Partner.

                  2.13.2 The Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as mutually agreed between the Partnership and the affected Partner(s) upon the occurrence of the following events:

                  2.13.2.1 The acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for a Capital Contribution;

                  2.13.2.2 The distribution by the Partnership to a Partner of cash or property as consideration for the acquisition of all or a portion of such Partner's Interest in the Partnership if the Partnership reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and

                  2.13.2.3 The liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

                  2.13.3 The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset as mutually agreed by the Partnership and the affected Partner(s) on the date of distribution.

                  2.13.4 The Gross Asset Value of the Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 4.9 hereof; provided, however, that Gross Asset Value shall not be adjusted pursuant to this Section 2.13.4 to the extent the Partnership determines that an adjustment pursuant to Section 2.13.2 above is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment under this Section 2.13.4.

                  If the Gross Asset Value of an asset has been determined or adjusted pursuant to Sections 2.13.1, 2.13.2 or 2.13.4 above, such Gross Asset Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such asset for purposes of computing profits and losses.

                  2.13.5 If the Partnership and any affected Partner pursuant to Sections 2.13.1, 2.13.2 or 2.13.3 above are unable to agree on the Gross Asset Value of any asset for purposes of this Agreement, a mutually acceptable appraiser shall be selected by them for this purpose, and the value established by such appraisal shall be binding on the Partnership and the affected Partner.

         2.14 "MAJORITY IN INTEREST OF THE PARTNERS" means more than FIFTY PERCENT (50%) of the Percentage Interests of the Partners.

         2.15 "MANAGEMENT COMMITTEE" means, collectively, the four (4) Committee Members appointed by the Partners to manage the Partnership pursuant to Section
6.1 of this Agreement acting together to manage the Partnership in accordance with the terms and conditions of this Agreement. The Management Committee shall be charged with those powers, duties and responsibilities as set forth in
Article 6 and elsewhere in this Agreement.

         2.16 "NET PROFIT(S)" AND "NET LOSS(ES)" mean, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a) (1) shall be included in taxable income or loss), with the following adjustments:

         2.16.1 Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be added to such taxable income or loss;

                  2.16.2 Any expenditures of the Partnership described in Code section 705(b)(2)(B) or treated as Code section 705(b)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Losses shall be subtracted from such taxable income or loss;

                  2.16.3 Gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the fair market value of such property disposed of, notwithstanding that the adjusted tax basis of such property differs from its fair market value; and

                  2.16.4 Notwithstanding any other provision of this subsection, any items of income, gain, loss or deduction which are specifically allocated shall not be taken into account in computing Net Profits or Net Losses.

         2.17     "PARTNER" means a Person who has:

                  2.17.1 Been admitted to the Partnership as a Partner in accordance with this Agreement, or is an assignee or transferee of an Interest and who has become a Partner of the Partnership pursuant to Section 8.4 hereof;

                  2.17.2 Not dissociated or been expelled as a Partner or, if other than an individual, been dissolved; and

                  2.17.3 Paid his or her Capital Contribution to the Partnership in exchange for an Interest in the Partnership, or, in the case of a transferee Partner, has succeeded to the Capital Account of the transferor Partner, and who has executed and submitted to the Management Committee a counterpart signature page to this Agreement.

         Reference to a "PARTNER" shall be to any Partner of the Partnership identified in Section 3.1 below or as otherwise supplemented and identified on EXHIBIT A attached to and made a part of this Agreement, which exhibit may be amended or modified from time to time.

         2.18 "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b)(4).

         2.19 "PARTNER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a nonrecourse liability of the Partnership, determined in accordance with Regulations Sections 1.704-2(i) (2) and (3) .

         2.20 "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year of the Partnership equals the excess (if any) of the net increase (if any) in the amount of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Partner that bears (or is deemed to bear) the economic loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1. 704-2 (i)
(2) .

         2.21 "PARTNERSHIP" means CHILDREN'S HOME SERVICES, the California general partnership formed pursuant to the Act and the terms and conditions of this Agreement.

         2.22 "PARTNERSHIP INTEREST" or "INTEREST" means all of a Partner's interest in the Partnership, including the Partner's transferable interest and all management and other rights.

         2.23 "PARTNERSHIP LOAN(S)" shall refer to any loans or advances made by any Partner or its Affiliate to the Partnership which are approved by the Management Committee. Such Partnership Loans shall accrue interest at the rate agreed upon between the loaning Partner and the Management Committee.

         2.24 "PARTNERSHIP MINIMUM GAIN" means the amount determined by computing with respect to each nonrecourse liability of the Partnership, the amount of gain (of whatever character), if any, that would be realized by the Partnership if it disposed (in a taxable transaction) of Partnership Property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed as set forth in Regulations Section 1.704-2 (d).

         2.25 "PARTNERSHIP PROPERTY" means any or all assets of the Partnership, both tangible and intangible, or any portion thereof.

         2.26 "PERCENTAGE INTEREST(S)" means a fraction, expressed as a percentage, the numerator of which is the Capital Account owned by a Partner and the denominator of which is the aggregate Capital Accounts of all of the Partners. The Percentage Interests of the Partners shall be set forth on EXHIBIT A attached hereto and made a part of this Agreement, which exhibit may be amended from time to time by the Management Committee to reflect any change in the Percentage Interest owned by a Partner or any change in the aggregate Percentage Interests of all the Partners.

         2.27 "PERSON" means an individual, corporation, business trust, estate, trust, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, government, governmental subdivision, agency, or instrumentality, or any other legal or commercial entity.

         2.28 "PRINCIPAL" means the natural Person which is in ultimate control of a Partner.

         2.29 "REGULATIONS" or "TREASURY REGULATIONS" means the federal income tax regulations promulgated by the Treasury Department under the Code, as such regulations may be amended from time to time. All references herein to a specific section of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations.

         2.30 "RESERVES" means funds set aside from Capital Contributions or operating revenues as reserves. Such Reserves shall be maintained in amounts reasonably deemed sufficient by the Management Committee for working capital and the payment of taxes, insurance, debt service, repairs, replacements renewals, or other costs or expenses incident to the Business of the Partnership, or in the alternative, the Dissolution of the Partnership.

         2.31 "RISK OF LOSS" reflects the meaning set forth in Treasury Regulations Section 1.752-1(d)(3).

         2.32 "SECRETARY OF STATE" means the Secretary of State of the State of California.

         2.33 "VOTE" means, except where superseded by another section of this Agreement, or required by the terms of the Act, the Code or applicable Regulations thereunder, votes of the Partners, wherein each Partner shall have and cast a number of votes equal to that Partner's Percentage Interest. For this purpose, each one percent (1%) of the Partner's Percentage Interest shall be equal to one vote.

                                   ARTICLE 3
                        PARTNERS, CAPITAL AND FINANCING

         3.1 NAMES AND ADDRESSES OF THE PARTNERS. The Partners of the Partnership are CHC and NOVA, unless and until additional Partners or transferee Partners, as the case may be, are admitted to the Partnership in accordance with this Agreement. The full names and current addresses of the Partners of the Partnership are set forth on EXHIBIT A attached hereto and made a part of this Agreement, which exhibit may be amended or modified from time to time.

         3.2 PARTNER CAPITAL CONTRIBUTIONS. All Capital Contributions of the Partners shall be set forth on EXHIBIT A attached hereto and made a part of this Agreement, which exhibit may be amended or modified from time to time. The Partners shall be required to make their Capital Contributions to the Partnership immediately following the execution of this Agreement.

         3.3 ADDITIONAL CAPITAL CONTRIBUTIONS AND LOANS. Except as shall be expressly set forth herein, no Partner shall be required or permitted to make any additional Capital Contributions to the Partnership or to make any loan or cause to be loaned any money or other assets to the Partnership. Notwithstanding the foregoing, a Partner shall be permitted to make an additional Capital Contribution to the Partnership in order to maintain the relative proportions of their respective Capital Accounts.

         3.4      RIGHTS WITH RESPECT TO CAPITAL.

                  3.4.1 PARTNERSHIP CAPITAL. No Partner shall have the right to withdraw or to receive any return of its Capital Contribution, and no Capital Contribution may be returned in the form of property other than cash, except as specifically provided for herein.

                  3.4.2 NO INTEREST ON CAPITAL CONTRIBUTIONS. No Capital Contribution of any Partner shall bear any interest or otherwise entitle the contributing Partner to any compensation for use of the contributed capital.

                  3.4.3 ESTABLISHMENT OF CAPITAL ACCOUNTS. A separate Capital Account shall be established and maintained for each Partner. Sections 3.5 and
3.6 below describe the appropriate accounting treatment for tax purposes of the Capital Accounts.

         3.4.4 NO PAYMENT OF SALARIES OR DRAWS. No Partner shall receive or be entitled to receive any payment of salaries or draws with respect to its Capital Contribution or the balance in its Capital Account or for services rendered on behalf of the Partnership or otherwise in its capacity as a Partner, except as expressly provided for in this Agreement or any other written agreement between the Partnership and a Partner.

         3.5 GENERAL RULES FOR DETERMINING CAPITAL ACCOUNTS. The Capital Account of each Partner shall be determined as follows:

                  3.5.1 INCREASES. The Capital Account of a Partner shall be increased by:

                        3.5.1.1    Such Partner's cash contributions;

                        3.5.1.2 The Gross Asset Value of property contributed by such Partner (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code section 752);

                        3.5.1.3 All Net Profits of the Partnership allocated to such Partner pursuant to Article 4 or other provisions of this Agreement; and

                  3.5.2 DECREASES. The Capital Account of a Partner shall be decreased by:

                        3.5.2.1     The amount of cash distributed to such
Partner;

                        3.5.2.2 The Gross Asset Value of all actual and deemed distributions of property made to such Partner pursuant to this Agreement (net of liabilities secured by such distributed property that the Partner is considered to assume or take subject to under Code section 752);

                        3.5.2.3 All Net Losses of the Partnership allocated to such Partner pursuant to Article 4 or other provisions of this Agreement.

         3.6      SPECIAL RULES WITH RESPECT TO CAPITAL ACCOUNTS.

                  3.6.1 TIME OF ADJUSTMENT FOR CAPITAL CONTRIBUTIONS. For purposes of computing the balance in a Partner's Capital Account, no credit shall be given for any Capital Contribution which such Partner is to make until such contribution is actually made. "CAPITAL CONTRIBUTION" refers to the total amount of cash and the Gross Asset Value (net of liabilities) of any property contributed to the Partnership by that Partner and any subsequent contributions of cash and the Gross Asset Value (net of liabilities) of any other property subsequently contributed to the Partnership by that Partner.

                  3.6.2 INTENT TO COMPLY WITH TREASURY REGULATIONS. The foregoing provisions of Sections 3.5 and 3.6 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations section. To the extent such provisions are inconsistent with such Regulations section or are incomplete with respect thereto, Capital Accounts shall be maintained in accordance with such Regulations section.

         3.7 TRANSFEREE'S CAPITAL ACCOUNT. In the event a Partner, transfers an Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

                                   ARTICLE 4
                    ALLOCATION OF NET PROFITS AND NET LOSSES

         4.1 ALLOCATION OF NET PROFITS AND NET LOSSES. Except as otherwise provided in this Article 4, Net Profits and Net Losses of the Partnership in each Fiscal Year shall be allocated among the Partners in accordance with their respective Percentage Interests in the Partnership.

         4.2 RESIDUAL ALLOCATIONS. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the Fiscal Year.

         4.3 QUALIFIED INCOME OFFSET. If any Partner unexpectedly receives any adjustments, allocation or distributions described in clauses (4), (5) or (6) of Regulations Section 1.704-1(b)(2)

(ii)(d), items of Partnership income shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments allocations or distributions as quickly as possible. This Section 4.3 is intended to constitute a "QUALIFIED INCOME OFFSET" within the meaning of Regulations Section 1.704-l(b)(2)(ii)(d)(3).

         4.4 MINIMUM GAIN CHARGEBACK. If there is a net decrease in Partnership Minimum Gain during a Fiscal Year, each Partner will be allocated, before any other allocation under this Article 4, items of income and gain for such Fiscal Year (and if necessary, subsequent years) in proportion to and to the extent of an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined in accordance with Regulations Section 1.704- 2(g)(2). This Section 4.4 is intended to comply with, and shall be interpreted consistently with, the "MINIMUM GAIN CHARGEBACK" provisions of Regulations
Section 1.704-2(f).

         4.5 PARTNER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Article 4, but except Section 4.4, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year of the Partnership, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations
Section 1.704-2(i) (5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2 (i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section
4.5 is intended to comply with a minimum gain chargeback requirement of that Section of the Regulations and shall be interpreted consistently therewith.

         4.6 PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Partner who bears (or is deemed to bear) the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

         4.7 SPECIAL ALLOCATIONS. Any special allocations of items of Net Profits pursuant to Sections 4.4, 4.5 and 4.6 shall be taken into account in computing subsequent allocations of Net Profits pursuant to Section 4.1, so that the net amount of any items so allocated and the gain, loss and any other item allocated to each Partner pursuant to Section 4.1 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Article 4 if such special allocations had not occurred.

         4.8 FEES TO PARTNERS OR AFFILIATES. Notwithstanding the provisions of
Section 4.1, in the event that any fees, interest, or other amounts paid to any Partner or any Affiliate thereof pursuant to this Agreement or any other agreement between the Partnership and any Partner or Affiliate thereof providing for the payment of such amount, and deducted by the Partnership in reliance on Code section 707(a) and/or Code section 707(c), are disallowed as deductions to the Partnership on its federal income tax return and are treated as Partnership distributions, then:

             4.8.1 The Net Profits or Net Losses, as the case may be, for the Fiscal Year in which such fees, interest, or other amounts were paid shall be increased or decreased, as the case may be, by the amount of such fees, interest, or other amounts that are treated as Partnership distributions; and

             4.8.2 There shall be allocated to the Partner to which (or to whose Affiliate) such fees, interest, or other amounts were paid, prior to the allocations pursuant to Section 4.1, an amount of gross income for the Fiscal Year equal to the amount of such fees, interest, or other amounts that are treated as Partnership distributions.

         4.9 SECTION 704(C) ALLOCATION. Any item of income, gain, loss, and deduction with respect to any property (other than cash) that has been contributed by a Partner to the capital of the Partnership and which is required or permitted to be allocated to such Partner for income tax purposes under Code section 704(c) so as to take into account the variation between the tax basis of such property and its Gross Asset Value at the time of its contribution shall be allocated to such Partner solely for income tax purposes in the manner so required or permitted. In the event the Gross Asset Value of any Partnership Property is adjusted in accordance with Section 2.13.2, subsequent allocations of income, gain, loss and deduction with respect to such Partnership Property shall take into account any variation between the adjusted basis of such Partnership Property for federal income tax purposes and its Gross Asset Value in the same manner as under section 704(c) and the Regulations promulgated thereunder. Any elections or other decisions relating to such allocations shall be made in any manner that reasonably reflects the purpose and intention of this Agreement. To the extent permitted by Regulations Section 1.704-1 (b) (4) (i) , all items of income, gain, loss and deduction for federal and state tax purposes shall be allocated in accordance with the corresponding book items.

                                   ARTICLE 5
                      DISTRIBUTIONS OF DISTRIBUTABLE CASH

         5.1 DISTRIBUTIONS OF DISTRIBUTABLE CASH. Distributions from the Partnership to the Partners shall be made from time to time to the extent Distributable Cash is available as determined by the Management Committee. Prior to the determination of the amount of distributions, provisions shall be made for all known and reasonable obligations and liabilities of the Partnership, whether or not such obligations and liabilities are due or contingent, except that provision need not be made for any portion of any Partnership financing, the amount of which can be reasonably expected to be satisfied from the proceeds of the sale of the then remaining Property of the Partnership.

         5.2 PRIORITY AND MANNER OF DISTRIBUTIONS TO PARTNERS. All distributions of Distributable Cash shall be made by the Partnership pro rata to the Partners in accordance with their applicable Percentage Interests as of the time of such distribution.

         5.3 TAX DISTRIBUTIONS. Except as otherwise may be prohibited by any agreements between the Partnership and its lenders, within ninety (90) days after the conclusion of each Fiscal Year, the Management Committee shall determine and provide written notice to the Partners of the amount (the "TAX LIABILITY SHORTFALL AMOUNT"), if any, by which (a) the aggregate federal and California state tax liability (if any) incurred by the Partners with respect to the net income of the Partnership for such preceding Fiscal Year (which tax liability shall be determined by applying the highest effective corporate tax rates then in effect for the Fiscal Year in question), EXCEEDS (b) the aggregate distributions of Distributable Cash made by the Partnership with respect to such Fiscal Year (including any distributions made to the Partners with respect to the final fiscal quarter of such Fiscal Year). The Management Committee shall use all reasonable efforts to cause the Partnership to distribute the Tax Liability Shortfall Amount to the Partners in the time and manner required hereunder, including, but not limited to, borrowing on behalf of the Partnership sufficient funds to enable the Partnership to distribute such Tax Liability Shortfall Amount. Each such distribution shall be made to the Partners as soon as practicable after such funds are available. It is the objective of the

Partners that while the Tax Liability Shortfall Amount will be determined at the end of each Fiscal Year, to the extent possible and subject to the foregoing, distributions will be made in respect thereof on a quarterly basis to facilitate the Partners' ability to make quarterly estimated tax payments with respect to their net income from the Partnership. At the end of each Fiscal Year as contemplated above, final adjustments shall be made to reflect the actual results of such Fiscal Year.

                                   ARTICLE 6
                         MANAGEMENT OF THE PARTNERSHIP

         6.1 MANAGEMENT OF THE PARTNERSHIP. Subject to the provisions of the Act and to any limitations set forth in this Agreement (as may be amended from time to time) relating to actions required to be approved by the Partners, the Business and affairs of the Partnership shall be managed by, and all Partnership powers shall be vested exclusively in, the Management Committee. The day-to-day operations of the Partnership shall be implemented by a Partnership Manager designated or appointed pursuant to Section 6.1.1 below, who shall conduct the Business in accordance with and subject to the policies, procedures, decisions and directives of the Management Committee.

             6.1.1 DESIGNATION OF THE PARTNERSHIP MANAGER. The Partnership Manager of the Partnership shall initially be THOMAS J. McNULTY, PharmD., an individual, or his successor as appointed by the Management Committee pursuant to Section 6.1.2 below.

             6.1.2 ELECTION OF SUCCESSOR PARTNERSHIP MANAGER. Upon resignation from office or removal from office by the Management Committee, a successor Partnership Manager shall be appointed by the Management Committee.

             6.1.3 MANAGEMENT COMMITTEE; APPOINTMENT OF COMMITTEE MEMBERS; VOTING. The authorized number of Committee Members of the Partnership shall be four (4), unless the Partners agree to increase or decrease the size of the Management Committee proportionately from time to time. Each Partner (the "APPOINTING PARTNER") shall appoint two (2) Committee Members. The initial Committee Members shall be appointed by the Partners by a separate written action of the Partners. Each initial Committee Member shall serve until his or her successor is appointed by the Appointing Partner in accordance with this Agreement. Each Partner shall cause its appointed Committee Member to comply with the terms of this Agreement to be performed by such Committee Member. The Committee Members shall exercise their authority collectively and exclusively through the actions of the Management Committee. Each Committee Member shall have one (1) vote on any decision of the Management Committee. Approval of the Management Committee shall require a majority of the authorized number of the Committee Members.

             6.1.4 SUCCESSOR OR ALTERNATE COMMITTEE MEMBERS. Successor Committee Members shall be appointed by the respective Appointing Partner at any time and from time to time. Each Partner may, at any time, designate an alternate Committee Member by prior notice to the other Partner, and such alternate Committee Member will have all of the powers of the regular Committee Member in the absence or inability of the regular Committee Member to serve.

             6.1.5 CHAIRMAN OF THE MANAGEMENT COMMITTEE. The Management Committee shall have a chairman (the "CHAIRMAN"), who shall: (i) be one of the Committee Members selected by a majority of the authorized number of the Committee Members; (ii) preside at Management Committee meetings; and (iii) exercise such rights or perform such duties as are otherwise provided in this Agreement or as otherwise may be approved by the Management Committee In the event a Chairman resigns or is removed, a replacement Chairman shall be chosen by the Management Committee.

             6.1.6 DELEGATION OF AUTHORITY. The Management Committee may, by written resolution from time to time, delegate any of its powers to the Partnership Manager, to officers or employees of a Partner, or to any other Person. Such delegation of powers may include the authority to execute and deliver on behalf of the Partnership any note, mortgage, evidence of indebtedness, contract, certificate, statement, conveyance or other instrument in writing, and any assignment or endorsement thereof.

             6.1.7 DUTIES OF COMMITTEE MEMBERS. Each Committee Member shall serve on the Management Committee in good faith and in a manner such Committee Member believes to be in the best interests of the Partnership and its Partners and with such care, including reasonable inquiry as an ordinary prudent person in a like position would use under similar circumstances.

             6.1.8 OTHER ACTIVITIES OF COMMITTEE MEMBERS. Each Committee Member need devote to the Business and affairs of the Partnership only such time and attention as he shall deem necessary and appropriate in the exercise of his reasonable judgment.

             6.1.9 REMOVAL OF COMMITTEE MEMBERS. Any Committee Member may be removed from office, with or without cause, only by the respective Appointing Partner of such Committee Member.

         6.2 POWERS AND AUTHORITY OF THE MANAGEMENT COMMITTEE. The Management Committee shall have all of the rights, duties and powers as specified in this Agreement, including without limitation, the general powers and duties of management typically vested in the board of directors and the office of a chief executive officer of a corporation. Matters requiring the approval of the Management Committee shall include, without limitation, the following:

             6.2.1 To select and remove all agents and employees of the Partnership; prescribe the powers and duties for them as may not be inconsistent with law, the Statement of Authority, or this Agreement; fix their compensation; and require from any such agents and employees security for faithful service.

             6.2.2 To conduct, manage and control the affairs and Business of the Partnership and to make such rules not inconsistent with the law, the Statement of Authority or this Agreement, as they may deem best.

             6.2.3 To borrow money and incur indebtedness for the purposes of the Partnership and to cause to be executed and delivered therefor, in the Partnership's name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

             6.2.4 To enter into any and all agreements on behalf of the Partnership with any other Person for any purpose necessary or appropriate to the conduct of the Business of the Partnership, including, but not limited, to agreements for management or other services, and the distribution or resale of products and supplies. The fact that a Partner is directly or indirectly affiliated or connected with any such Person shall not prohibit the Management Committee from dealing with that Person.

             6.2.5 To purchase liability and other insurance to protect the Partnership Property and Business of the Partnership.

             6.2.6 To approve detailed line item budgets for the operation of the Partnership and its Business.

             6.2.7 To invest any funds of the Partnership temporarily (by way of example, but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments.

             6.2.8 To engage accountants, legal counsel, managing agents or other experts to perform services for the Partnership and to compensate them from Partnership funds.

             6.2.9 To pay reimbursement from the Partnership of all expenses of the Partnership reasonably incurred and paid by the Management Committee on behalf of the Partnership.

             6.2.10 To amend, update or correct from time to time the information contained in EXHIBIT A to the Agreement or on the Statement of Authority and cause the same to be filed with the California Secretary of State.

             6.2.11 To do and perform all other acts as may be necessary or appropriate to the conduct of the Business of the Partnership.

6.3 POWERS, DUTIES AND RESPONSIBILITIES OF THE PARTNERSHIP MANAGER. The Partnership Manager shall be charged with the rights, duties, powers and responsibilities as specified in this Agreement, subject to the limitations set forth in this Article 6 and elsewhere in this Agreement. The Partnership Manager shall have the responsibility for conducting the day-to-day operations of the Business of the Partnership and for implementing the decisions and directives of the Management Committee in connection therewith, subject to the supervision, direction and control of the Management Committee. The Partnership Manager shall have the general powers and duties of management typically vested in the office of a chief operating officer of a corporation.

         6.4 RESTRICTIONS ON AUTHORITY; APPROVAL BY THE PARTNERS. The individual Partners, the Committee Members, acting alone or collectively as the Management Committee, and the Partnership Manager shall have no authority with respect to the Partnership or its Business to do any of the following without the prior unanimous Vote or written consent of the Partners:

             6.4.1 Do any act in contravention of this Agreement;

             6.4.2 Do any act that would make it impossible to carry out the Partnership Business;

             6.4.3 Possess Partnership Property or assign the right of the Partnership or its Partners in specific Partnership Property for anything other than a Partnership purpose;

             6.4.4 Make, execute or deliver any general assignments for the benefit of creditors or any bond, guaranty, indemnity bond or surety bond;

             6.4.5 Assign, transfer, pledge, compromise or release any Partnership claim;

             6.4.6 Confess a judgment;

             6.4.7 Except for the power of the Management Committee to amend or correct from time to time any information contained in EXHIBIT A to this Agreement or in the Statement of Authority, to make any material amendment or change to the Statement of Authority or to this Agreement, including, but not limited to, any change in the authorized number of Committee Members or any modification or enlargement of the rights or obligations of the Partners as set forth herein;

             6.4.8 Pursuant to Article 8 hereof, approve the sale, transfer, assignment, hypothecation or encumbrance of any Partnership Interest by a Partner, the admission of any new or transferee Partner to the Partnership, the determination of the amount of any Capital Contribution to be made by any new Partner, and the approval of a Partner's sale of all of its Interest in accordance with Section 8.5 hereof;

             6.4.9 The sale, exchange or other disposition of all or substantially all of the Partnership Property, occurring as part of single transaction or a series of related transactions as part of plan;

             6.4.10 The merger of the Partnership with any other partnership or business entity;

             6.4.11 The termination or dissolution of the Partnership;

             6.4.12 A change in the character of the Business of the Partnership;

             6.4.13 Any acquisitions of any rights or interests in another entity;

             6.4.14 All distributions to the Partners, which shall not be deemed valid unless so approved in advance by the Partners;

             6.4.15 Any contracts or agreements between the Partnership and any third party including Affiliates in excess of Fifty Thousand Dollars ($50,000.00) and the approval of any material changes or amendments thereto or renewals thereof;

             6.4.16 Any transactions with an Affiliate;

             6.4.17 Any amendment, modification, supplement, renewal or termination for any reason of that certain Growth Hormone Business Management, Service and Sales Agreement dated as of November 10, 1998, by and between NOVA and the Partnership (the "GROWTH HORMONE MANAGEMENT AGREEMENT"), or

             6.4.18 Any amendment, modification, supplement, renewal or termination for any reason of that certain Growth Hormone Services Agreement dated as of November 10, 1998, by and among the Partnership, NOVA and CHC (the "GROWTH HORMONE SERVICES AGREEMENT").

         6.5      MEETINGS OF THE MANAGEMENT COMMITTEE.

                  6.5.1 REGULAR AND ANNUAL MEETINGS. Regular meetings of the Management Committee shall be held at such time and day as may be designated by the Management Committee. The regular annual meeting of the Management Committee shall be held, without call or notice, immediately following each annual meeting of the Partners of the Partnership as set forth in Article 7 hereof.

                  6.5.2 SPECIAL MEETINGS. Special meetings of the Management Committee may be called by any Partner. Notice of any special meeting of the Management Committee shall be given to each Committee Member by first-class mail, postage prepaid, at least ten (10) days in advance of the meeting or delivered in person or by telephone or facsimile transmission at least seven (7) days in advance of the meeting. No notice need be given to any Committee Member who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting the lack of notice prior to attending the meeting or at its commencement.

                  6.5.3 PLACE OF MEETINGS. All meetings of the Management Committee shall be held at the Partnership's principal executive office or any other place within or without this state as may be designated for that purpose from time to time by the Management Committee. Any meeting is valid wherever held if held by the written consent of all Persons entitled to vote thereat, given either before or after the meeting.

                  6.5.4 QUORUM. A majority of the authorized number of Committee Members constitutes a quorum of the Management Committee for the transaction of business, except to adjourn as provided in Section 6.5.8 hereof.

                  6.5.5 TRANSACTIONS AT MEETINGS OF THE MANAGEMENT COMMITTEE. Except as otherwise provided in this Agreement or by law, every act or decision done or made by a majority of the authorized number of Committee Members is the act of the Management Committee; PROVIDED, HOWEVER, that any meeting at which a quorum was initially present may continue to transact business notwithstanding the withdrawal of Committee Members if any action taken is approved by at least a majority of the required quorum for such meeting.

                  6.5.6 TELEPHONIC PARTICIPATION. Committee Members may participate in meetings through the use of a conference telephone or similar communications equipment, as long as all Committee Members participating in the meeting can hear one another.
Participation in a meeting in this manner constitutes presence in person at the meeting.

                  6.5.7 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Management Committee may be taken without a meeting if all Committee Members shall unanimously consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote by the Management Committee. Such written consents shall be filed with the minutes of the proceedings of the Management Committee.

                  6.5.8 ADJOURNMENT. A majority of the Committee Members present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than twenty-four
(24) hours, notice of the adjournment to another time and place must be given prior to the time of the adjourned meeting to the Committee Members who were not present at the time of the adjournment.

         6.6 COMPENSATION AND REIMBURSEMENT. Committee Members shall receive such compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Management Committee and approval by a Majority in Interest of the Partners of this Partnership. In addition, the Partnership will reimburse the Committee Members for any direct costs incurred by the Committee Members which are directly attributable to the Partnership or to its Business, including, but not limited, to travel expenses incurred to attend any regular or special meetings of the Management Committee all in accordance with such reimbursement policies as may be adopted from time to time by the Management Committee.

         6.7 RIGHTS OF INSPECTION. Every Committee Member shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind, and to inspect the physical properties of the Partnership. Such inspection by a Committee Member may be made in person or by agent or attorney and includes the right to copy and obtain abstracts.

                                   ARTICLE 7
                      PARTNERS' MEETINGS; PARTNERS' RIGHTS

         7.1 MEETINGS OF THE PARTNERS. Meetings of the Partners may be called by the Management Committee or, for any purpose set forth in Section 7.2 below, by any Partner or Partners holding TEN PERCENT (10%) or more of the Percentage Interests of the Partnership.

         7.2 PURPOSE OF MEETINGS; VOTING RIGHTS. Any Partner or Partners representing more than TEN PERCENT (10%) of the Percentage Interests of the Partners may call a meeting of the Partners to Vote on any of the following:

             7.2.1 The approval of any matter set forth in Section 6.4 of this Agreement requiring the Vote of the Partners.

             7.2.2 Any other matter set forth in this Agreement which requires the Vote or written consent of a Majority in Interest or more of the Partners.

             7.2.3 Any other legitimate purpose or business matter properly brought before the meeting of the Partners.

             Without limiting the generality of the foregoing, the Management Committee may require the Partners to Vote on additional matters as provided elsewhere herein. The Partners shall not have the right to Vote on whether to enter into any transaction in which the Management Committee has an actual or potential conflict of interest with the Partners or the Partnership, unless the transaction falls within the scope of the voting rights granted in this Section
7.2 or the limitations on the Management Committee listed in Article 6 of this Agreement.

         7.3 PLACE OF MEETINGS. Meetings of the Partners shall be held at the principal executive office of the Partnership, unless some other appropriate and convenient location, either within or without the State of California, shall be designated for that purpose from time to time by the Management Committee.

         7.4 NOTICE OF MEETINGS. Notice of meetings shall be given by the Management Committee to the Partners in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of any meeting of Partners shall be delivered in accordance with Article 15 hereof and shall specify the place, the day and the hour of the meeting, and (i) the general nature of the business to be transacted, or (ii) those matters which the Management Committee, at the date of mailing, intends to present for action by the Partners.

         7.5 VALIDATION OF PARTNERS' MEETINGS. The transactions of a meeting of Partners which was not called or noticed pursuant to the provisions of this
Article 7 shall be valid as though transacted at a meeting duly held after regular call and notice, if Partners holding in the aggregate a Majority in Interest of the Partners are present, and if, either before or after the meeting, each of the Partners entitled to Vote but not present (whether in person or by proxy, as that term is used in the Act) at the meeting signs either a written waiver of notice, a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records of the Partnership. Attendance shall constitute a waiver of notice, unless objection shall be made.

         7.6 ACTIONS WITHOUT A MEETING.

             7.6.1 Any action which may be taken at any meeting of Partners may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be unanimously agreed upon and signed by all the Partners. Any Partner giving a written consent may revoke the consent by a writing received by the Partnership prior to the time that written consents of all the remaining Partners authorizing the proposed action have been filed with the Partnership. Such revocation is effective upon its receipt by the Partnership.

             7.6.2 Unless the consents of all Partners have been given in writing to any proposed action, any such action shall then require approval by the Partners at a meeting duly called and held for such purpose.

         7.7 QUORUM AND EFFECT OF VOTE. Each Partner shall have a number of Votes equal to the Percentage Interest held by such Partner, provided that if, pursuant to the Act or the terms of this Agreement, a Partner is not entitled to Vote on a specific matter, then such Partner's number of Votes and Percentage Interest shall not be considered for purposes of determining whether a quorum is present, or whether approval by a Vote of the Partners has been obtained in respect of such specific matter. Partners holding an aggregate of a Majority in Interest of the Partners or more shall constitute a quorum at all meetings of the Partners for the transaction of business, and the Vote of a Majority in Interest of the Partners at any such meeting where a quorum is present shall be required to approve any action, unless a greater Vote is required or a lesser Vote is provided for by this Agreement or by the Act.

         7.8 VOTE REQUIRED. The affirmative Vote of a Majority in Interest of the Partners shall be required for any matter on which the Partners are entitled to Vote.

                                   ARTICLE 8
                     RESTRICTIONS ON TRANSFER OF INTERESTS;
                            RIGHT OF FIRST REFUSAL;
                   ADMISSION OF NEW PARTNERS AND TRANSFEREES

         8.1 RESTRICTIONS ON TRANSFER OF PARTNERSHIP INTERESTS. Except as provided in Section 8.5 below and Article 10 hereof, no Partnership Interest may be transferred, conveyed, sold, hypothecated, encumbered or assigned without the prior unanimous Vote or written consent of the Partners pursuant to Section
6.4.8 hereof.

         8.2 TRANSFERS OF INTERESTS DURING FISCAL YEAR. If all or any portion of an Interest is transferred during any Fiscal Year of the Partnership upon the death of a Partner or by operation of law or in any other manner, all items of income, gain, loss, cost, expense, deduction and credit with respect to the Interest so transferred shall be prorated between the transferor and the transferee in accordance with the number of days during the year each held the Interest (or any permissible method under Code section 706 and the Regulations promulgated thereunder). Notwithstanding the foregoing, distributions of Distributable Cash allocated pursuant to Article 5 hereof shall be made to the Person who was a Partner on the record date established pursuant thereto.

         8.3 VOID TRANSFERS. Any transfer of a Partnership Interest which does not satisfy the requirements of Section 8.1 above shall be null and void.

         8.4 ADMISSION OF NEW PARTNERS AND TRANSFEREES. A Person or transferee of a Partnership Interest may be admitted into the Partnership as a new Partner only upon the prior unanimous Vote or written consent of the Partners pursuant to Section 6.4.8 hereof and upon satisfaction of the following conditions:

             8.4.1 The amount of Capital Contribution which must be paid by a new Partner shall be determined by the unanimous Vote or written consent of the Partners. In the case of a consented transfer of a Partnership Interest, the Capital Account balance of the transferor shall succeed to the transferee.

             8.4.2 A new Partner or transferee of a Partnership Interest shall not be deemed admitted into the Partnership until (i) the Capital Contribution required of such new Partner shall have been paid or the Capital Account has been transferred between the transferor and transferee, and (ii) such new Partner or transferee has become a party to this Agreement by his or her execution and submission to the Management Committee of a counterpart signature page to this Agreement.

         8.5 RIGHT OF FIRST REFUSAL. This section sets forth the procedure by which a Partner may sell all of its Interest in the Partnership, but does not authorize a Partner to sell less than all of its Interest in the Partnership without the unanimous Vote or written consent of the Partners. In the event a Partner desires to sell all (but not less than all) of its Interest in the Partnership, it shall first notify and fully inform the other Partners in writing of the identity of the proposed buyer (the "BUYER") and the proposed terms and conditions of such proposed sale (the "NOTICE OF PROPOSED SALE"). The selling Partner shall afford the non-selling Partners the opportunity, within thirty (30) days after receiving the Notice of Proposed Sale, to elect to purchase such selling Partner's Interest on the same terms and conditions as set forth in the Notice of Proposed Sale by delivery of its written notice to this effect to the selling Partner. If more than one non-selling Partner desires to purchase the selling Partner's Interest, each non-selling Partner shall purchase that portion determined by multiplying the Interest being sold by a fraction, the numerator of which is the existing Percentage Interest of the Partner electing to purchase, and the denominator of which is the total of the Percentage Interests of the Partners EXCLUDING the Interest being sold. If one of the non-selling Partners does not elect to purchase its share of the selling Partner's Interest, the entire Interest shall be sold to the other non-selling Partners.

         In the event that one or more of the non-selling Partners shall so elect to purchase the Interest of the selling Partner on such terms and conditions, the closing of the purchase will take place according to the proposed terms and conditions of the sale or, if not specified, within a reasonable period (but not more than ninety (90) days) after such election to purchase is made. In the event that none of the non-selling Partners elect to purchase the Interest of the selling Partner within the 30-day period, the selling Partner shall, upon obtaining the unanimous Vote or written consent of the non-selling Partners, then be free to sell to the proposed Buyer all (but not less than all) of such Interest on terms and conditions no less favorable than offered to the non-selling Partners in the Notice of Proposed Sale within a period of one hundred twenty (120) days after the end of such 30-day period. In the event the sale does not take place to the proposed Buyer in compliance with this section within such 120-day period, the selling Partner shall give written notice to this effect to the non-selling Partners. Any subsequent proposed sale by that Partner of its Interest in the Partnership will again require compliance with the provisions of this Section 8.5.

                                   ARTICLE 9
                     ADMINISTRATION AND ACCOUNTING MATTERS

         9.1 MAINTENANCE OF BOOKS AND RECORDS. The Partnership shall cause the books and records of the Partnership to be maintained in accordance with generally accepted accounting principles and shall give reports to the Partners in accordance with prudent business practices and the Act.

         9.2 ANNUAL ACCOUNTING. Within one hundred twenty (120) days after the close of each Fiscal Year of the Partnership, the Management Committee shall (i) cause to be prepared and submitted to each Partner a balance sheet and income statement for the preceding Fiscal Year of the Partnership (or portion thereof) in substantial conformity with generally accepted accounting principles, and
(ii) provide to the Partners all information necessary for them to complete federal and state tax returns.

         The determination of the Management Committee as to adjustments to the financial reports, books, records and returns of the Partnership before any such inspection or copying, in the absence of fraud or gross negligence, shall be final and binding upon the Partnership and all of the Partners if there is no exception thereto within ninety (90) days after distribution of such financial reports, books, records and returns of the Partnership to the Partners.

         9.3 INSPECTION RIGHTS. Each Partner or his or her agent or attorney shall have access to the Partnership's books and records. Former Partners and their agents or attorneys shall have access to such books and records pertaining to the period which they were Partners of the Partnership. This right of access is intended to provide the opportunity to inspect and copy books and records upon reasonable request and during normal business hours. The Partnership may impose a reasonable charge, covering the costs of labor and material, for copies of documents so furnished.

         9.4 RIGHTS OF PARTNERS. Each Partner and the Partnership shall furnish to a Partner and to the legal representative of a deceased Partner or Partner under legal disability, both of the following:

             9.4.1 Without demand, any information concerning the Partnership's Business and affairs reasonably required for the proper exercise of the Partner's rights and duties under this Agreement or under the Act; and

             9.4.2 On demand, any other information concerning the Partnership's Business and affairs, except to the extent the demand or the information demanded is unreasonable or otherwise improper under the circumstance.

         9.5 TAX MATTERS HANDLED BY MANAGEMENT COMMITTEE. The Management Committee shall designate an individual to act as the "TAX MATTERS PARTNER" (as defined in Code section 6231) to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting judicial and administrative proceedings, and to expend Partnership funds for professional services and costs associated therewith. In its capacity as Tax Matters Partner, the designated Committee Member shall oversee the Partnership's tax affairs in the overall best interests of the Partnership.

         9.6 FEDERAL INCOME TAX ELECTIONS MADE BY MANAGEMENT COMMITTEE. The Management Committee on behalf of the Partnership may make all elections for federal income tax purposes, including but not limited to, the following:

             9.6.1 USE OF ACCELERATED DEPRECIATION METHODS. To the extent permitted by applicable law and regulations, the Partnership may elect to use an accelerated depreciation method on any depreciable unit of the assets of the Partnership.

             9.6.2 ACCOUNTING METHOD. For financial reporting purposes, the books and records of the Partnership shall be kept on the applicable method of accounting as required by law applied in a consistent manner and shall reflect all transactions of the Partnership and be appropriate and adequate for the purposes of the Partnership.

             9.6.3 OBLIGATIONS OF PARTNERS TO REPORT ALLOCATIONS. The Partners are aware of the income tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions of this Section 9.6 in reporting their shares of the Partnership income and loss for income tax purposes.

             9.6.4 TAX YEAR. The Management Committee will cause the Partnership to elect the Fiscal Year as its taxable year.

             9.6.5 OTHER ELECTIONS. The Management Committee shall have the right in its sole discretion at any time to make or not to make such other elections as are authorized or permitted by any law or regulation for income tax purposes (including, but not limited to, any election under sections 734, 743 and 754 of the Code to adjust the basis of the Property of the Partnership in the event of a Transfer of all or part of the Interest of any Partner). Notwithstanding the above, no Partner, nor the Partnership, shall make an election to be excluded from the application of Subchapter K of the Code or any similar provisions of state law.

         9.7 BANK ACCOUNTS; BANKING. The Management Committee shall establish one or more depository accounts for the funds of the Partnership and designate Persons authorized to deposit and draw against such accounts on behalf of the Partnership. Cash balances on hand may be invested by the Management Committee on behalf of the Partnership as provided for in this Agreement. Partnership funds will not be commingled with the funds of any Committee Member, Partner or any other party or used as compensating balances for any other obligations of any Partner, Committee Member or any other party.

                                   ARTICLE 10
                              PARTNER DISSOCIATION

         10.1 COVENANT NOT TO DISSOCIATE OR DISSOLVE. Notwithstanding any provision of the Act, each Partner hereby covenants and agrees that the Partners have entered into this Agreement based on their mutual expectation that all Partners will continue as Partners and will carry out the duties and obligations undertaken by them hereunder and that, except as otherwise expressly required or permitted hereby, no Partner shall dissociate from the Partnership, be entitled to demand or receive a return of such Partner's contributions or profits (or a bond or other security for the return of such contributions or profits), or exercise any power under the Act to dissolve the Partnership without the consent of the other Partners. Notwithstanding any of the foregoing, this Section 10.1 shall not apply to any termination of the Partnership pursuant to Article 11 hereof.

         10.2 DISSOCIATION OF A PARTNER; LIABILITY. A dissociation from the Partnership by any Partner shall be a breach of this Agreement. Any Partner who wrongfully dissociates is liable to the Partnership and to the other Partners for damages and liabilities caused by the dissociation in addition to any other obligations of the Partner to the Partnership or to the other Partners.

         10.3 VOLUNTARY DISSOCIATION. Should a Partner exercise its power to dissociate from the Partnership in contravention of this Agreement pursuant to
Section 16602 (a) of the Act, it shall give all other Partners ninety (90) days advance written notice of its intention to do so.

         10.4 OPTION TO PURCHASE DISSOCIATED PARTNER'S INTEREST. On the voluntary dissociation of a Partner pursuant to Section 10.3 above, the remaining Partners shall have the option to purchase the Interest of the dissociated Partner in the Partnership. The manner in which such option may be exercised, the determination of the purchase price to be paid for the dissociated Partner's Interest, and the method of payment therefor shall be in accordance with Section 8.5 of this Agreement.

         10.5 ASSUMPTION OF PARTNERSHIP OBLIGATIONS. On any purchase and sale of a Partnership Interest under this Article 10, the remaining Partners shall assume all Partnership obligations and shall protect, defend, and indemnify the dissociated Partner and its officers, directors, employees and agents and the property of any dissociated Partner from liability for any such obligations.

         10.6 PUBLICATION OF NOTICE. On any purchase and sale of a Partnership Interest under this Article 10, the remaining Partners shall, at their own cost and expense, as soon as reasonably practicable after exercise of their option to purchase the dissociating Partner's Interest, prepare, publish, file and serve all notices as may be required by law to protect the dissociated Partner from liability for future obligations of the Partnership Business.

                                   ARTICLE 11
                          TERMINATION AND DISSOLUTION

         11.1 TERMINATION AND DISSOLUTION. The Partnership shall be dissolved upon the occurrence of any of the following events:

              11.1.1 The affirmative Vote or written consent of all of the Partners to terminate and dissolve the Partnership.

              11.1.2 The affirmative Vote or written consent of all of the Partners to sell, exchange or otherwise dispose of all or substantially all of the Partnership Property occurring as part of single transaction or a series of related transactions as part of plan.

              11.1.3 The termination for any reason of the Growth Hormone Management Agreement.

              11.1.4 The termination for any reason of the Growth Hormone Services Agreement.

              11.1.5 After the initial forty-eight (48) months of Partnership operations, either Partner may terminate the Partnership upon twelve (12) months prior written notice to the other Partner (s) .

              11.1.6 An event that makes it unlawful for all or substantially all of the Business of the Partnership to be continued, but a cure of illegality within ninety (90) days after notice to the Partnership of the event is effective retroactively to the date of the event for purposes of California Corporations Code Section 16801.

              11.1.7 On application by a Partner, the entry of a judicial determination that any of the following apply:

                     (a) The economic purpose of the Partnership is likely to be unreasonably frustrated;

                 (b) Another Partner has engaged in conduct relating to the Partnership Business that makes it not reasonably practicable to carry on the Business in partnership with that Partner; or

                 (c) It is not otherwise reasonably practicable to carry on the Partnership Business in conformity with the Partnership Agreement.

         11.2 STATEMENT OF DISSOLUTION. As soon as possible after the occurrence of any of the events specified in Section 11.1 above, the Partnership shall execute a Statement of Dissolution (Form GP-4) in such form as prescribed by the Secretary of State, and cause the same to be filed in the office of the Secretary of State pursuant to Section 16805 of the California Corporations Code.

         11.3 CONDUCT OF BUSINESS. Upon the filing of the Statement of Dissolution with the Secretary of State, the Partnership shall cease to carry on its Business, except insofar as may be necessary for the winding up of its Business, but the Partnership's separate existence shall continue until the Statement of Dissolution has been filed with the Secretary of State or until a judicial determination dissolving the Partnership has been entered by a court of competent jurisdiction.

         11.4 DISTRIBUTION OF NET PROCEEDS UPON LIQUIDATION. The Partners shall continue to divide Net Profits and Net Losses and Distributable Cash during the winding up period in the same manner and the same priorities as provided for in Articles 4 and 5 hereof. The proceeds from the liquidation of Partnership Property shall be applied in the following order:

                 11.4.1 First, to the payment of creditors, in the order of priority as provided by law, except to Partners on account of their Capital Contributions.

                 11.4.2 Second, to the payment of loans or advances that may have been made by any of the Partners for working capital or other requirements of the Partnership.

                 11.4.3 Thereafter, to the Partners in accordance with their positive Capital Account balances.

                 Where the distribution pursuant to this Section 11.4 consists both of cash (or cash equivalents) and non-cash assets, the cash (or cash equivalents) shall first be distributed, in a descending order, to fully satisfy each category starting with the most preferred category above. In the case of noncash assets, the distribution values are to be based on the fair market value thereof as determined in good faith by the Management Committee, and the shortest maturity portion of such non-cash assets (e.g., notes or other indebtedness) shall, to the extent such non-cash assets are readily divisible, be distributed, in a descending order, to fully satisfy each category above, starting with the most preferred category.

                                   ARTICLE 12
                                INDEMNIFICATION

         12.1 INDEMNIFICATION OF THE PARTNERS AND THEIR PRINCIPALS. The Partnership shall indemnify and hold harmless each of the Partners, the Partnership Manager, the Committee

Members, their Affiliates and each of their respective partners, officers, directors, managers, trustees, employees, agents and Principals (individually, an "INDEMNITEE") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee is involved as a party arising out of the Business of the Partnership, excluding liabilities to any Partner, regardless of whether the Indemnitee continues to be a Partner, or a partner, officer, director, manager, trustee, employee, agent or Principal of the Partner at the time any such liability or expense is paid or incurred, to the fullest extent permitted by the Act and all other applicable laws, PROVIDED that the Partner or such Person acted in good faith, within what is reasonably believed to be the scope of its authority and for a purpose which it reasonably believed to be in the best interests of the Partnership and the Partners or otherwise in compliance with the provisions of this Agreement; provided, however (i) that the Partnership shall not be required to indemnify any Indemnitee, and any such Indemnitee shall be liable, for any loss, expense or damage which the Partnership may suffer as a result of (A) such Indemnitee's willful misconduct, gross negligence or bad faith in failing to perform its duties hereunder, (B) actions taken by such Indemnitee in violation of this Agreement, (C) the receipt by such Indemnitee of any financial benefits to which it is not entitled pursuant to this Agreement, or (D) the vote by such Indemnitee for a distribution of funds of the Partnership in violation of this Agreement or the Act; (ii) the Partnership shall not be required to indemnify any Indemnitee for any breach of the provisions of this Agreement, or for any loss, expense or damage which it may suffer as a result of the breach of this Agreement by the Partner to which the Indemnitee is related; and (iii) any liability hereunder shall be limited solely to the assets and properties of the Partnership, and no Partner (or any Affiliate of any Partner) shall have any liability or obligation hereunder.

         12.2 EXPENSES. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to Section 12.1 above may, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in Section 12.1.

         12.3 INDEMNIFICATION RIGHTS NON-EXCLUSIVE. The indemnification provided by Section 12.1 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the Partners, as a matter of law or equity or otherwise, both as to action in the Indemnitee's capacity as a Partner, as an Affiliate or as an officer, director, employee, agent or Principal of a Partner and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         12.4 ERRORS AND OMISSIONS INSURANCE. The Partnership may purchase and maintain insurance, at the Partnership's expense, on behalf of the Partners and such other Persons as the Partners shall determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of the Partnership and/or the Partners' acts or omissions as the Partners of the Partnership regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         12.5 ASSETS OF THE PARTNERSHIP. Any indemnification under Section 12.1 shall be satisfied solely out of the assets of the Partnership. No Partner shall be subject to personal liability or required to fund or to cause to be funded any obligation by reason of these indemnification provisions.

                                   ARTICLE 13
                INDEPENDENT ACTIVITIES; AGREEMENT NOT TO COMPETE

         13.1 INDEPENDENT ACTIVITIES. Subject to Section 13.2 below, each of the Partners and its Affiliates may engage in business and activities which are competitive with the Business and activities of the Partnership, and neither such Partner nor any of such Affiliates shall be under any obligation or duty to account for or offer the benefit of any such business and activities to the other Partners or the Partnership.

         13.2 AGREEMENT NOT TO COMPETE. Each Partner and its Affiliates agree that, during the term of this Agreement, it shall not compete with the Partnership by providing any therapies, services, supplies or goods which are being provided by the Partnership and encompassed within the definition of the "Business" of the Partnership as contained in this Agreement to any patient who has his or her principal residence in the Service Area, or any patient being treated by a physician or hospital which has it principal place of business within the Service Area. Notwithstanding the foregoing, neither the resale by CHC of drugs acquired in wholesale transactions with the Partnership or NOVA, nor CHC's and NOVA's execution, delivery and performance under that certain Product Supply and Service Agreement for Human Growth Hormone dated November 10, 1998, by and between CHC and NOVA shall constitute a breach of this agreement not to compete.

              No Partner shall be in violation of this Section 13.2 if it has made reasonable inquiry of the patient and the patient has denied having a principal residence which would cause the patient to be covered by these restrictions. However, if the correct information is subsequently discovered such that the patient should not have been provided therapies, services, supplies or goods by the Partner, then the Partner shall so advise the patient and shall use all reasonable efforts to encourage the patient to have such therapies, services, supplies or goods, as the case may be, be provided by the Partnership, consistent with the right of the patient to select his or her own health care provider.


                                   ARTICLE 14
                                   AMENDMENTS

         14.1 AMENDMENTS. Except for EXHIBIT A to this Agreement which may be modified and supplemented from time to time by the Management Committee without the necessity of a formal amendment to this Agreement, the terms and provisions of this Agreement shall not be modified or amended in any respect except by a written instrument executed by the number of Partners bearing the Vote required under Section 14.2 below.

         14.2 VOTE REQUIRE. Proposed amendments to this Agreement shall be adopted if consented to by the unanimous Vote of the Partners, unless a lesser Vote is required by law or by this Agreement. Notwithstanding the foregoing, no amendment to this Agreement may enlarge the obligations of any Partner hereunder without the consent of such Partner, even if the requisite number of Partners have consented thereto.

         14.3 MANAGEMENT COMMITTEE'S RIGHT TO REQUIRE WRITTEN RESPONSES. For the purpose of obtaining a written Vote to approve or disapprove a proposed amendment, the Management Committee may require written responses within a specified time period (not less than 10 nor more than 60 days from the date of any notice of a proposed amendment) and provide that the failure to respond shall constitute a favorable or unfavorable Vote (as designated) for the proposed amendment.

         14.4 COPY OF AMENDMENT. The Management Committee shall promptly furnish a copy of any amendment to this Agreement to each Partner on whose behalf the Management Committee executed the amendment as attorney-in-fact and to any Partner who did not Vote.

         14.5 FILINGS. The Management Committee shall, within a reasonable time after the effective date of any amendment to this Agreement, make any official filings or publications required or desirable to reflect such amendment, including a Statement of Amendment (Form GP-7).

                                   ARTICLE 15
                                    NOTICES

         Any notice, demand or other communication required or permitted hereunder shall be in writing and may be either (i) personally delivered, which shall be deemed received at the time of actual receipt thereof; or (ii) sent by registered or certified mail, with postage and charges prepaid, which shall be deemed delivered three (3) business days after deposit in the United States mail; or (iii) sent by overnight courier service, such as FedEx, with charges prepaid, which shall be deemed delivered upon such courier service's record delivery date of the same; or (iv) delivered by facsimile transmission, which shall be deemed received at the time and date of transmission, provided an original mechanical signed copy of such communication is also immediately deposited in the United States mail with first-class postage and charges prepaid, and IN EACH CASE, addressed or delivered to a party at such party's address as set forth below, or at such other address as that party may specify by written notice given to the other in accordance with this Article:

              IF TO THE PARTNERSHIP, THEN TO EACH OF THE FOLLOWING PARTIES:

              CHILDREN'S HOME SERVICES
              Attn:  Thomas J. McNulty, PharmD.,
              Partnership Manager
              65 North Raymond Avenue, Suite 305
              Pasadena, California 91103
              Facsimile: (626) 577-1411

              AND TO:

              JOHN R. GROW
              6820 Charlotte Pike, Suite 100
              Nashville, Tennessee 37209
              Facsimile: (615) 352-2588

              AND TO:

              Each of the Committee Members, addressed and delivered separately to each Committee Member at such address as they shall provide the Partnership from time to time,

              WITH COURTESY COPIES TO EACH OF:

              FRYE & HSIEH, LLP
              Attn: Douglas J. Frye, Esq.
              24955 Pacific Coast Highway, Suite A201
              Malibu, California 90265-4747
              Facsimile: (310) 456-0808

              Thomas W. Bell, Jr., Esq.
              1640 Century Center Parkway, Suite 101
              Memphis, Tennessee 38134
              Facsimile: (901) 385-3689

              IF TO CHC AS A PARTNER:

              CHILDREN'S HOME CARE
              Attn: Thomas J. McNulty, PharmD., President
              c/o 65 North Raymond Avenue, Suite 305 Pasadena,
              California 91103
              Facsimile: (626) 577-1411

              WITH A COURTESY COPY TO:

              FRYE & HSIEH, LLP
              Attn: Douglas J. Frye, Esq.
              24955 Pacific Coast Highway, Suite A201
              Malibu, California 90265-4747
              Facsimile: (310) 456-0808

              IF TO NOVA, AS A PARTNER:

              NOVA FACTOR, INC.
              Attn: John R. Grow, President
              6820 Charlotte Pike, Suite 100
              Nashville, Tennessee 37209
              Facsimile: (615) 352-2588

              WITH A COURTESY COPY TO:

              Thomas W. Bell, Jr., Esq.
              1640 Century Center Parkway, Suite 101
              Memphis, Tennessee 38134
              Facsimile: (901) 385-3689

Where courtesy copies are requested to be given, such copies shall not constitute valid notice to the party where a copy is requested to be given. If the United States Postal Service returns to the Partnership or the Management Committee any notice as undeliverable, all future notices to that Partner shall be deemed duly given if kept available for that Partner at the Partnership's principal executive office for one (1) year.

                                   ARTICLE 16
                               GENERAL PROVISIONS

         16.1 CONSTRUCTION. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner.

         16.2 HEADINGS. The headings contained in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         16.3 VARIATION OF PRONOUNS; GENDER. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         16.4 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the within Agreement.

         16.5 ENTIRE AGREEMENT; MODIFICATION. This Agreement, together with all Exhibits, schedules and other appendices attached hereto and referred to herein, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly adopted in accordance with the provisions of this Agreement.

         16.6 FURTHER ACTION. Each Partner, upon request, agrees to perform all further acts and execute, acknowledge and deliver any documents or instruments which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

         16.7 NO WAIVER TO SEEK REDRESS. The failure of any Partner to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         16.8 WAIVER OF ACT FOR PARTITION. No Partner shall, either directly or indirectly, take any action to require partition or appraisement of the Partnership or any of its assets or properties or cause the sale of any Partnership property, and notwithstanding any provision of applicable law to the contrary, each Partner (and his legal representatives, successors, or assigns) hereby irrevocably waives any and all rights to maintain any action for partition or to compel any sale with respect to his Partnership Interest, or with respect to any asset or properties of the Partnership, except as expressly provided in this Agreement.

         16.9 CUMULATIVE REMEDIES. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by a party hereto shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         16.10 BENEFIT AND BURDEN. Except as otherwise expressly permitted, restricted or provided for in this Agreement, each and all of the covenants, terms, provisions and agreements contained herein shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, personal and legal representatives, successors, transferees and assigns.

         16.11 NO THIRD PARTY BENEFICIARIES. Except for the foregoing, no rights or benefits under this Agreement are conferred upon, directly or indirectly, or shall in any way inure to the benefit of, any third party who is not a signatory to this Agreement.

         16.12 LENDER'S RELIANCE. Any lender may rely upon the written statement of the Partnership as to the intended use of the proceeds of any borrowings of the Partnership, and such statements shall be conclusively binding upon all parties hereto irrespective of the actual disposition or use of such proceeds.

         16.13 BINDING ARBITRATION OF DISPUTES. UNLESS OTHERWISE WAIVED BY THE PARTNERS, AND EXCEPT FOR ANY DEADLOCK OF THE MANAGEMENT COMMITTEE, ANY DISPUTE, CONTROVERSY OR CLAIM BETWEEN THE PARTNERS ARISING OUT OF OR RELATING TO THIS AGREEMENT EITHER DURING OR AFTER THE TERM HEREOF (INCLUDING THE QUESTION AS TO WHETHER ANY PARTICULAR MATTER IS ARBITRABLE) SHALL BE SOLELY AND FINALLY SETTLED BY ARBITRATION CONDUCTED IN LOS ANGELES COUNTY, CALIFORNIA, IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN FORCE (THE "RULES"). THE PARTNER REQUESTING ARBITRATION SHALL SERVE UPON THE OTHER PARTNERS TO THE CONTROVERSY, DISPUTE OR CLAIM A WRITTEN DEMAND FOR ARBITRATION STATING THE SUBSTANCE OF THE CONTROVERSY, DISPUTE OR CLAIM, THE CONTENTION OF THE PARTNER REQUESTING ARBITRATION, AND THE NAME AND ADDRESS OF THE ARBITRATOR APPOINTED BY IT. THE RECIPIENTS OF SUCH DEMAND SHALL WITHIN TWENTY (20) DAYS AFTER SUCH RECEIPT APPOINT AN ARBITRATOR AND NOTIFY THE PARTNER REQUESTING ARBITRATION OF THE IDENTITY OF THE ARBITRATOR SO SELECTED, AND THE TWO ARBITRATORS SHALL APPOINT A THIRD, AND THE DECISION OR AWARD OF ANY TWO ARBITRATORS SHALL BE FINAL AND BINDING UPON THE PARTIES. IN THE EVENT THAT THE TWO ARBITRATORS FAIL TO APPOINT A THIRD ARBITRATOR WITHIN TWENTY (20) DAYS OF THE APPOINTMENT OF THE SECOND ARBITRATOR, EITHER ARBITRATOR, OR ANY PARTY TO THE ARBITRATION, MAY APPLY TO A JUDGE OF THE UNITED STATES DISTRICT COURT IN AND FOR THE CENTRAL DISTRICT OF THE STATE OF CALIFORNIA FOR THE APPOINTMENT OF THE THIRD ARBITRATOR, AND THE APPOINTMENT OF SUCH ARBITRATOR BY SUCH JUDGE ON SUCH APPLICATION SHALL HAVE PRECISELY THE SAME FORCE AND EFFECT AS IF SUCH ARBITRATOR HAD BEEN APPOINTED BY THE TWO ARBITRATORS. IF FOR ANY REASON THE THIRD ARBITRATOR CANNOT BE APPOINTED IN THE MANNER PRESCRIBED BY THE PRECEDING SENTENCE, EITHER REGULARLY APPOINTED ARBITRATOR OR EITHER PARTY TO THE ARBITRATION, MAY APPLY TO THE AMERICAN ARBITRATION ASSOCIATION FOR APPOINTMENT OF THE THIRD ARBITRATOR IN ACCORDANCE WITH THE RULES.

               SHOULD THE PARTIES UPON WHOM THE DEMAND FOR ARBITRATION HAS BEEN SERVED FAIL OR REFUSE TO APPOINT AN ARBITRATOR WITHIN 20 DAYS, THE SINGLE ARBITRATOR SHALL HAVE THE RIGHT TO DECIDE ALONE.

               THE ARBITRATORS SHALL HAVE THE POWER TO GRANT ALL LEGAL AND EQUITABLE REMEDIES AND AWARD COMPENSATORY DAMAGES PROVIDED BY CALIFORNIA LAW, BUT SPECIFICALLY SHALL NOT HAVE THE POWER TO AWARD PUNITIVE DAMAGES. THE PARTIES TO THE ARBITRATION SHALL BE ENTITLED TO CONDUCT DISCOVERY, AS MAY BE REASONABLY LIMITED BY THE ARBITRATORS,

UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE ARBITRATORS SHALL APPLY CALIFORNIA SUBSTANTIVE LAW AND THE CALIFORNIA EVIDENCE CODE TO THE PROCEEDING. THE ARBITRATORS SHALL PREPARE IN WRITING AND PROVIDE TO THE PARTIES AN AWARD INCLUDING FACTUAL FINDINGS AND THE REASONS ON WHICH THE DECISION IS BASED THE ARBITRATOR'S DECISION OR AWARD SHALL BE FINAL AND BINDING UPON THE PARTIES. THE PARTNERS SHALL ABIDE BY ALL AWARDS RENDERED IN ARBITRATION PROCEEDINGS, AND ALL SUCH AWARDS MAY BE ENFORCED AND EXECUTED UPON IN ANY COURT HAVING COMPETENT JURISDICTION OVER THE PARTY AGAINST WHOM ENFORCEMENT OF SUCH AWARD IS SOUGHT. THE PARTNER OR PARTNERS LOSING THE DISPUTE WHICH WAS SUBMITTED TO ARBITRATION SHALL PAY THE ADMINISTRATIVE CHARGES, ARBITRATORS' FEES, AND RELATED EXPENSES OF ARBITRATION, AND EACH PARTNER'S LEGAL FEES INCURRED IN CONNECTION WITH ANY SUCH ARBITRATION. THIS AGREEMENT TO ARBITRATE SHALL BE SPECIFICALLY ENFORCEABLE UNDER THE PREVAILING ARBITRATION LAW.

         16.14 WAIVER OF JURY TRIAL. WITH RESPECT TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, AS TO WHICH NO PARTNER INVOKES THE RIGHT TO ARBITRATION HEREIN PROVIDED, OR AS TO WHICH LEGAL ACTION NEVERTHELESS OCCURS, EACH PARTNER HEREBY IRREVOCABLY WAIVES ALL RIGHTS IT MAY HAVE TO DEMAND A JURY TRIAL. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE PARTNERS, AND EACH PARTNER ACKNOWLEDGES THAT NONE OF THE OTHER PARTNERS, MANAGERS, NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTIES HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE PARTNERS EACH FURTHER ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH OF THE PARTNERS FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

         16.15 ATTORNEYS' FEES. In the event of any arbitration, litigation or other dispute or proceeding arising as a result of or by reason of this Agreement, the prevailing party in any such arbitration, litigation or other dispute or proceeding shall be entitled to, in addition to any other damages assessed, its reasonable attorneys' fees and all other out-of-pocket costs and expenses incurred in connection with settling or resolving such dispute. The reasonable attorneys' fees which the prevailing party is entitled to recover shall include fees for prosecuting or defending any appeal and shall be awarded for any supplemental proceedings until the final judgment is satisfied in full. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit or arbitration procedure relating to this Agreement shall be entitled to its reasonable attorneys' fees and costs incurred in any post judgment proceedings to collect or enforce the judgment. THIS ATTORNEYS' FEES PROVISION IS SEPARATE AND SEVERAL AND SHALL SURVIVE THE MERGER OF THIS AGREEMENT INTO ANY JUDGMENT.

         16.16 TIME IS OF THE ESSENCE. TIME IS EXPRESSLY DECLARED TO BE OF THE ESSENCE with respect to the parties hereto and in connection with all acts or things to be done or performed in connection herewith and of every provision hereof in which time is an element.

         16.17 COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed in multiple counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one Agreement to be effective as of the date of execution of this Agreement. The execution of this Agreement, and any notices or documents required to be delivered hereunder, may be accomplished by facsimile transmission, provided the original of such Agreement, notice or document containing an original signature is delivered to the other party within five (5) business days after such execution or facsimile transmission thereof.












                  (Continued and Signed on the Following Page)

         16.18 GOVERNING LAW. This Agreement and any amendments or exhibits hereto, and the rights and obligations of the parties hereunder, is executed under and in conformity with the laws of the State of California relating to general partnerships and is to be construed, enforced and governed in accordance therewith without giving effect to any conflict of law provision.

                         SIGNATURES AND ACKNOWLEDGMENT
                                OF THE PARTNERS

         IN WITNESS WHEREOF, the parties hereto have caused this AMENDED AND RESTATED GENERAL PARTNERSHIP AGREEMENT of CHILDREN'S HOME SERVICES to be duly and validly executed and delivered by a duly authorized representative as of the day and year first above written.

         FURTHER, WE, THE UNDERSIGNED, AS PARTNERS OF THE PARTNERSHIP, ACKNOWLEDGE WE HAVE READ AND UNDERSTAND THE TERMS AND CONDITIONS OF THE FOREGOING AMENDED AND RESTATED GENERAL PARTNERSHIP AGREEMENT OF CHILDREN'S HOME SERVICES, INCLUDING SPECIFICALLY, BUT NOT LIMITED TO, SECTION 10.1, "COVENANT NOT TO DISSOCIATE OR DISSOLVE," AND SECTIONS 16.13 AND 16.14, "BINDING ARBITRATION OF DISPUTES," AND "WAIVER OF JURY TRIAL," RESPECTIVELY, AND, AS EVIDENCED BY OUR SIGNATURES BELOW, THE UNDERSIGNED HEREBY ACCEPT, AND AGREE TO BE BOUND BY, THE TERMS AND PROVISIONS CONTAINED HEREIN.

                            CHILDREN'S HOME SERVICES
                            A California General Partnership
                                By Its Partners

                               "CHC"

                               CHILDREN'S HOME CARE
                               A California Nonprofit Public
                               Benefit Corporation

                               By: /s/ Thomas J. McNulty
                                  --------------------------------------
                                    THOMAS J. McNULTY, PharmD.,
                                    Its President


                               "NOVA"

                               NOVA FACTOR, INC.
                               A Tennessee Corporation

                               By: /s/ John R. Grow
                                  --------------------------------------
                                    JOHN R. GROW
                                    Its President

                       ACCEPTANCE BY PARTNERSHIP MANAGER

         The undersigned hereby accepts his appointment as the Partnership Manager of the Partnership, and hereby agrees to undertake the performance of his duties, responsibilities and obligations in accordance with terms of this Amended and Restated General Partnership Agreement and the applicable provisions of the Act and California law, as any and all may be amended from time to time.



                                    -----------------------------------
                                    THOMAS J. McNULTY, PharmD.

                                   EXHIBIT A

               AMENDED AND RESTATED GENERAL PARTNERSHIP AGREEMENT
                                       OF
                            CHILDREN'S HOME SERVICES

                      NAMES AND ADDRESSES OF THE PARTNERS,
              THEIR CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS


--------------------------------------------------------------------------------
         NAMES AND ADDRESSES
          OF THE PARTNERS OF                   CAPITAL               PERCENTAGE
       CHILDREN'S HOME SERVICES              CONTRIBUTION             INTEREST

--------------------------------------------------------------------------------

CHILDREN'S HOME CARE                           TO BE                 50.0%
6430 Sunset Boulevard, Suite 400               DETERMINED
Los Angeles, California  90028
Facsimile:  (626) 577-1411
Attn:  Thomas J. McNulty, President
--------------------------------------------------------------------------------

NOVA FACTOR, INC.                              TO BE                 50.0%
6820 Charlotte Pike, Suite 100                 DETERMINED
Nashville, Tennessee  37209
Facsimile:  (615) 352-2588
Attn:  John R. Grow, President
--------------------------------------------------------------------------------
                           TOTAL:              $                    100.0%
                                               ---------------------------------
                                               ---------------------------------